UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2012

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Ramco-Gershenson Properties Trust (the “Trust”) held on June 6, 2012, the Trusts’ shareholders approved the 2012 Omnibus Long-Term Incentive Plan (the “Plan”).  The Plan will be administered by the Compensation Committee of the Board of Trustees (the “Board”). The Plan provides for the award to trustees, officers and employees and other service providers of the Trust of restricted shares, restricted share units, options to purchase unrestricted shares, share appreciation rights, unrestricted shares, and other awards to acquire up to 2,000,000 shares. The maximum number shares that can be awarded under the Plan to any one person, other than pursuant to an option or share appreciation rights, is 100,000 per year.

The Plan prohibits the repricing of options and share appreciation rights without the approval of the shareholders, either by canceling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award. The term of stock options and stock appreciation rights granted pursuant to the Plan may not exceed ten years.

The Plan is effective as of June 6, 2012, the date on which the Plan was approved by the Trust’s shareholders. The Board may terminate or amend the Plan at any time and for any reason. Unless terminated earlier, the Plan will terminate with respect to the grant of new awards on June 6, 2022.

The forgoing description of the terms of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which are incorporated herein by reference.

Item 5.07            Submission of Matters to a Vote of Security Holders

At the annual meeting of the Trust’s shareholders of Ramco-Gershenson Properties Trust on June 6, 2012, shareholders: (1) elected the six trustee nominees to serve until the annual meeting of shareholders in 2013; (2) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012; (3) approved the 2012 Omnibus Long-Term Incentive Plan, a copy of which was attached as Appendix A to the 2012 Proxy filed on April 27, 2012; and (4) approved, on an advisory basis,  the compensation of our named executive officers.  The results of the voting are shown below.

Proposal 1- Election of Trustees

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Stephen R. Blank	31,206,871	1,215,536	2,373,790
Arthur H. Goldberg	31,269,870	1,152,537	2,373,790
David J. Nettina	31,442,328	980,079	2,373,790
Matthew L. Ostrower	31,350,129	1,072,278	2,373,790
Joel M. Pashcow	31,202,456	1,219,951	2,373,790
Mark K. Rosenfeld	31,273,156	1,149,251	2,373,790

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
34,056,246	21,342	718,609

Proposal 3 – Approval of the 2012 Omnibus Long-Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,441,249	2,940,349	40,809	2,373,790

Proposal 4 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,293,267	1,088,576	40,564	2,373,790

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Ramco-Gershenson Properties Trust 2012 Omnibus Long-Term Incentive Plan
10.2	Form of Employee Restricted Shares Award Agreement under the Ramco-Gershenson Properties Trust 2012 Omnibus Long-Term Incentive Plan
10.3	Form of Trustee Restricted Shares Award Agreement under the Ramco-Gershenson Properties Trust 2012 Omnibus Long-Term Incentive Plan

   .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: June 12, 2012	By:	/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ramco-Gershenson Properties Trust 2012 Omnibus Long-Term Incentive Plan
10.2	Form of Employee Restricted Shares Award Agreement under the Ramco-Gershenson Properties Trust 2012 Omnibus Long-Term Incentive Plan
10.3	Form of Non-Employee Trustee Restricted Shares Award Agreement under the Ramco-Gershenson Properties Trust 2012 Omnibus Long-Term Incentive Plan

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